UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 20, 2014

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 240 San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2014, Celladon Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 17, 2014, the record date for the Annual Meeting, 18,500,015 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the two persons listed below as Class I Directors, each to serve until the Company’s 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Peter K. Honig, M.D., M.P.H.	11,753,303	9,032	2,757,769
Patrick Y. Yang, Ph.D.	11,753,603	8,732	2,757,769

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Company’s Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,509,373	7,593	3,138	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation
Dated: May 21, 2014
	By:	/s/ Krisztina M. Zsebo
Krisztina M. Zsebo, Ph.D.
President and Chief Executive Officer